Pricing Supplement No.             c04-0630
Pricing Supplement Dated:          June 30, 2004
Rule 424(b)(3)
File No.                           333-106272

(To Prospectus Supplement Dated September 22, 2003
and Prospectus Dated June 30, 2003)

$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue

Trade Date:                        June 30, 2004
Issue Date:                        July 2, 2004
Settlement Date:                   July 2, 2004
Following Business Day Convention

Form of Note:                      Global/Book-Entry Only
Calculation Agent:                 Citibank
Minimum Denominations/Increments:  $1,000

Purchasing Agent: Citigroup, acting as principal

--------------------------------------------------------------
CUSIP:                             17307XEF4
Aggregate Principal Amount:        USD 2,366,000.00
Price to Public:                   100%
Concession:                        0.6000%
Net Proceeds to Issuer:            USD 2,351,804.00
Interest Rate (per annum):         3.5000%
Coupon Type:                       FIXED
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       January 15, 2005
Maturity Date:                     July 15, 2007
Product Ranking:                   Senior Unsecured
Survivor's Option:                 Yes

Redemption Information:            Not Callable

Other Info

--------------------------------------------------------------
CUSIP:                             17307XEG2
Aggregate Principal Amount:        USD 1,331,000.00
Price to Public:                   100%
Concession:                        1.0000%
Net Proceeds to Issuer:            USD 1,317,690.00
Interest Rate (per annum):         4.2000%
Coupon Type:                       FIXED
Interest Payment Frequency:        Quarterly
First Interest Payment Date:       October 15, 2004
Maturity Date:                     July 15, 2009
Product Ranking:                   Senior Unsecured
Survivor's Option:                 Yes

Redemption Information:            Not Callable

Other Info

--------------------------------------------------------------
CUSIP:                             17307XEH0
Aggregate Principal Amount:        USD 1,065,000.00
Price to Public:                   100%
Concession:                        2.5000%
Net Proceeds to Issuer:            USD 1,038,375.00
Interest Rate (per annum):         5.2500%
Coupon Type:                       STEP-UP
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       January 15, 2005
Maturity Date:                     July 15, 2024
Product Ranking:                   Senior Unsecured
Survivor's Option:                 Yes

Redemption Information: Subject to redemption at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
July 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Info        Initial coupon: 5.25%; Step-ups: 6.00% on
                  07/15/2009; 6.50% on 07/15/2014; 7.875% on
                  07/15/2019

--------------------------------------------------------------
CUSIP:                             17307XEJ6
Aggregate Principal Amount:        USD 10,627,000.00
Price to Public:                   100%
Concession:                        2.5000%
Net Proceeds to Issuer:            USD 10,361,325.00
Interest Rate (per annum):         6.0000%
Coupon Type:                       FIXED
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       January 15, 2005
Maturity Date:                     July 15, 2029
Product Ranking:                   Senior Unsecured
Survivor's Option:                 Yes

Redemption Information: Subject to redemption at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
July 15, 2009, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Info